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                                                                     EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Subsidiaries of Chase Corporation as of August 31, 2004 are as follows:

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
NAME                                          JURISDICTION OF INCORPORATION

RWA, Inc.                                           Massachusetts
Northeast Quality Products Co., Inc.                Massachusetts
Chase Facile, Inc.                                  Massachusetts
Chase Export Corporation                            Barbados, W.I.
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